Exhibit 99.1
Xylem Inc.
1 International Drive, Rye Brook N.Y. 10573
Tel +1.914.323.5700 Fax +1.914.323.5752

Contacts:	Media	Investors
	Houston Spencer +1 (914) 323-5723	Matt Latino +1 (914) 323-5821
	Houston.Spencer@xyleminc.com	Matthew.Latino@xyleminc.com

Xylem reports third quarter earnings growth and margin expansion

•	Third quarter 2019 reported net income was $65 million or $0.36 per share; Adjusted net income for the quarter was $149 million or $0.82 per share, up 10% excluding foreign exchange translation

•	Delivered $1.3 billion in revenue for the third quarter, up 3% organically

•	Lowers full-year 2019 organic revenue growth guidance range to 3% to 4% and adjusted earnings per share to $3.01 to $3.03

RYE BROOK, N.Y., October 31, 2019 - Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported third quarter 2019 net income of $65 million, or $0.36 per share. Excluding the impact of restructuring and realignment, impairment charges and one-time tax benefits, the Company delivered adjusted net income of $149 million, or $0.82 per share in the quarter. Excluding the impact of foreign exchange translation, adjusted earnings per share was up 10 percent. Third quarter revenue was $1.3 billion, up 3 percent organically led by healthy growth in the utilities end-market moderated by slower-than-expected growth in industrial and commercial markets. Reported operating margin in the quarter was 0.8 percent and adjusted operating margin was 15.1 percent, up 50 basis points compared to the prior year.

“Solid demand and disciplined execution in our largest markets drove margin expansion and delivery on our earnings commitments," said Patrick Decker, president and CEO of Xylem. "Steady revenue growth in our utilities business has been partially offset, however, by notable weakening in industrial and commercial end-markets.”

“The near-term softness in those market environments has caused us to lower our organic revenue and earnings guidance," Decker continued. "Nevertheless, we expect to exit the year with sizable backlogs as our core utilities business remains healthy and the digital transformation of the water sector continues to gather pace. This gives us confidence in our ability to continue to outperform the market in 2020, and deliver mid-single-digit growth over the long term."

Full-year 2019 Outlook
Xylem is updating its forecasted full-year 2019 revenue outlook to be in the range of $5.24 to $5.27 billion. On an organic basis, Xylem’s revenue growth is adjusted to a range of 3 to 4 percent (approximately 1 percent on a reported basis) from previous guidance of 5 to 6 percent.
Xylem is revising its full-year 2019 adjusted operating margin outlook from 14.5 to 14.9 percent to 13.8 to 14.0 percent. The full-year adjusted earnings per share is now expected to be $3.01 to $3.03, lowered from previous guidance of $3.12 to $3.22, but reflecting an increase of approximately 5 percent versus prior year - the equivalent of 7 to 8 percent excluding foreign exchange effects. The Company’s adjusted earnings outlook excludes projected restructuring and realignment and goodwill impairment costs. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort.
Third Quarter Segment Results
Water Infrastructure
Xylem’s Water Infrastructure segment consists of its portfolio of businesses primarily serving wastewater operations for utility and industrial customers through transport, dewatering and treatment applications.

•
Third quarter 2019 revenue was $531 million, up 1 percent organically compared with third quarter 2018. Healthy growth in the utilities market, particularly in the U.S., more than offset declines in our short-cycle industrial business.

•
Third quarter reported operating income for the segment was $97 million and adjusted operating income, which excludes $7 million of restructuring and realignment costs, was $104 million. The segment’s reported operating margin was 18.3 percent and adjusted operating margin was 19.6 percent, up 40 basis points versus the prior year due to higher net productivity and price realization, partially offset by the impact of lower volumes and mix.

Applied Water
Xylem’s Applied Water segment consists of its portfolio of businesses primarily serving the end users of water through industrial water management, commercial building services and residential applications.

•
Third quarter 2019 Applied Water revenue was $376 million, a 1 percent increase organically year-over-year. Versus strong prior year comparisons, both industrial and commercial end-markets were slower than expected, influenced by U.S. project delays.

•
Third quarter reported operating income for the segment was $61 million and adjusted operating income, which excludes $3 million of restructuring and realignment costs, was $64 million. The segment’s reported operating margin was 16.2 percent and adjusted operating margin was 17.0 percent, an 90 basis point increase over prior year period due to higher price realization and productivity more than off-setting inflation.

Measurement & Control Solutions
Xylem’s Measurement & Control Solutions segment consists of its portfolio of businesses primarily serving the clean water and energy operations for utility and industrial customers through smart metering, network technologies, advanced infrastructure analytics and analytic instrumentation applications.

•	Third quarter 2019 Measurement & Control Solutions revenue was $389 million, up 8 percent organically versus the prior year. Revenue growth was driven by execution in the metrology water business.

•
Third quarter reported operating income for the segment was a loss of $136 million, and adjusted operating income, which excludes $20 million of restructuring and realignment costs and a $155 million impairment charge, was $39 million. The segment’s reported operating margin was -35 percent. Adjusted operating margin was 10 percent, up 50 basis points versus the prior year, driven by productivity and volume gains, as well as increased price realization, which was partially offset by higher growth investments.

Supplemental information on Xylem’s third quarter 2019 earnings and reconciliations for certain non-GAAP items is posted at www.xylem.com/investors.

About Xylem
Xylem (XYL) is a leading global water technology company committed to developing innovative technology solutions to the world’s water challenges. The Company’s products and services move, treat, analyze, monitor and return water to the environment in public utility, industrial, residential and commercial building services settings. Xylem also provides a leading portfolio of smart metering, network technologies and advanced infrastructure analytics solutions for water, electric and gas utilities. The Company’s approximately 17,000 employees bring broad applications expertise with a strong focus on identifying comprehensive, sustainable solutions. Headquartered in Rye Brook, New York, with 2018 revenue of $5.2 billion, Xylem does business in more than 150 countries through a number of market-leading product brands.
The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all - that which occurs in nature. For more information, please visit us at www.xylem.com.
Forward-Looking Statements
This press release contains information that may constitute “forward-looking statements" within the meaning of the Private Securities Litigation Act of 1995. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “forecast,” “believe,” “target,” “will,” “could,” “would,” “should” and similar expressions identify forward-looking statements. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. These forward-looking statements include any statements that are not historical in nature, including any statements about the capitalization of the Company, the Company’s restructuring and realignment, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future - including statements relating to orders, revenues, operating margins and earnings per share growth, and statements expressing general views about future operating results - are forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Factors that could cause results to differ materially from those anticipated include: overall economic and business conditions, political and other risks associated with our international operations, including military actions, economic sanctions or trade barriers including tariffs and embargoes that could affect customer markets and our business, and non-compliance with laws, including foreign corrupt practice laws, data privacy, export and import laws and competition laws; potential for unexpected cancellations or delays of customer orders in our reported backlog; our exposure to fluctuations in foreign currency exchange rates; competition and pricing pressures in the markets we serve; the strength of housing and related markets; weather conditions; ability to retain and attract talent and key members of management; our relationship with and the performance of our channel partners; our ability to successfully identify, complete and integrate acquisitions; our ability to borrow or to refinance our existing indebtedness and availability of liquidity sufficient to meet our needs; uncertainty from the expected discontinuance of LIBOR and transition to any other interest rate benchmark; changes in the value of goodwill or intangible assets; risks relating to product defects, product liability and recalls; claims or investigations by governmental or regulatory bodies; security breaches or other disruptions of our information technology systems; litigation and contingent liabilities; and other factors set forth under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 ("2018 Annual Report") and with subsequent filings we make with the Securities and Exchange Commission ("SEC").

All forward-looking statements made herein are based on information currently available to the Company as of the date of this Report. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

###

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)
(in millions, except per share data)

	Three Months		Nine Months
For the periods ended September 30,	2019	2018	2019	2018
Revenue	$1,296	$1,287	$3,878	$3,821
Cost of revenue	787	782	2,369	2,337
Gross profit	509	505	1,509	1,484
Selling, general and administrative expenses	273	279	870	868
Research and development expenses	44	46	142	137
Restructuring and asset impairment charges	33	4	58	19
Goodwill impairment charge	148	—	148	—
Operating income	11	176	291	460
Interest expense	16	21	52	63
Other non-operating (expense) income, net	(7)	4	(2)	9
Gain from sale of business	—	2	1	—
(Loss) income before taxes	(12)	161	238	406
Income tax (benefit) expense	(77)	31	(45)	82
Net income	$65	$130	$283	$324
Earnings per share:
Basic	$0.36	$0.73	$1.57	$1.80
Diluted	$0.36	$0.72	$1.56	$1.79
Weighted average number of shares:
Basic	180.1	179.7	179.9	179.8
Diluted	181.2	181.1	181.2	181.2

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(in millions, except per share amounts)

	September 30, 2019	December 31, 2018

ASSETS
Current assets:
Cash and cash equivalents	$453	$296
Receivables, less allowances for discounts and doubtful accounts of $33 and $35 in 2019 and 2018, respectively	1,078	1,031
Inventories	580	595
Prepaid and other current assets	152	172
Total current assets	2,263	2,094
Property, plant and equipment, net	641	656
Goodwill	2,811	2,976
Other intangible assets, net	1,180	1,232
Other non-current assets	620	264
Total assets	$7,515	$7,222
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$521	$586
Accrued and other current liabilities	634	546
Short-term borrowings and current maturities of long-term debt	306	257
Total current liabilities	1,461	1,389
Long-term debt	2,030	2,051
Accrued postretirement benefits	385	400
Deferred income tax liabilities	310	303
Other non-current accrued liabilities	434	297
Total liabilities	4,620	4,440
Stockholders’ equity:
Common Stock – par value $0.01 per share:
Authorized 750.0 shares, issued 193.8 shares and 192.9 shares in 2019 and 2018, respectively	2	2
Capital in excess of par value	1,983	1,950
Retained earnings	1,791	1,639
Treasury stock – at cost 13.7 shares and 13.2 shares in 2019 and 2018, respectively	(526)	(487)
Accumulated other comprehensive loss	(364)	(336)
Total stockholders’ equity	2,886	2,768
Non-controlling interest	9	14
Total equity	2,895	2,782
Total liabilities and stockholders’ equity	$7,515	$7,222

XYLEM INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(in millions)

For the nine months ended September 30,	2019	2018
Operating Activities
Net income	$283	$324
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	88	87
Amortization	104	108
Share-based compensation	23	23
Restructuring and asset impairment charges	58	19
Goodwill impairment charge	148	—
Gain from sale of business	(1)	—
Other, net	7	2
Payments for restructuring	(21)	(18)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	(73)	(76)
Changes in inventories	(2)	(115)
Changes in accounts payable	(30)	51
Changes in accrued taxes	(140)	20
Other, net	7	(37)
Net Cash – Operating activities	451	388
Investing Activities
Capital expenditures	(175)	(171)
Acquisition of businesses, net of cash acquired	(18)	(433)
Proceeds from sale of assets and business	(2)	22
Cash received from investments	3	—
Other, net	7	3
Net Cash – Investing activities	(185)	(579)
Financing Activities
Short-term debt issued, net	317	410
Short-term debt repaid	(254)	(50)
Repurchase of common stock	(39)	(58)
Proceeds from exercise of employee stock options	10	7
Dividends paid	(131)	(114)
Other, net	(2)	—
Net Cash – Financing activities	(99)	195
Effect of exchange rate changes on cash	(10)	(14)
Net change in cash and cash equivalents	157	(10)
Cash and cash equivalents at beginning of year	296	414
Cash and cash equivalents at end of period	$453	$404
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$46	$47
Income taxes (net of refunds received)	$94	$60

Xylem Inc. Non-GAAP Measures
Management reviews key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, working capital and backlog, among others. In addition, we consider certain non-GAAP (or "adjusted") measures to be useful to management and investors evaluating our operating performance for the periods presented, and to provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including but not limited to, dividends, acquisitions, share repurchases and debt repayment. Excluding revenue, Xylem provides guidance only on a non-GAAP basis due to the inherent difficulty in forecasting certain amounts that would be included in GAAP earnings, such as discrete tax items, without unreasonable effort. These adjusted metrics are consistent with how management views our business and are used to make financial, operating and planning decisions. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operating activities as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue" and "Organic orders” defined as revenue and orders, respectively, excluding the impact of fluctuations in foreign currency translation and contributions from acquisitions and divestitures. Divestitures include sales of insignificant portions of our business that did not meet the criteria for classification as a discontinued operation. The period-over-period change resulting from foreign currency translation impacts is determined by translating current period and prior period activity using the same currency conversion rate.
“Constant currency” defined as financial results adjusted for foreign currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.
“EBITDA” defined as earnings before interest, taxes, depreciation and amortization expense. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude share-based compensation charges, restructuring and realignment costs, gain or loss from sale of businesses and special charges.
"Adjusted Operating Income", "Adjusted Segment Operating Income", "Adjusted Net Income" and “Adjusted EPS” defined as operating income, segment operating income, net income and earnings per share, adjusted to exclude restructuring and realignment costs, gain or loss from sale of businesses, special charges and tax-related special items, as applicable.
“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of "free cash flow" does not consider certain non-discretionary cash payments, such as debt.
“Realignment costs” defined as costs not included in restructuring costs that are incurred as part of actions taken to reposition our business, including items such as professional fees, severance, relocation, travel, facility set-up and other costs.
“Sensus Acquisition Related Costs" defined as costs incurred by the Company associated with the acquisition of Sensus that are being reported within operating income. These costs include integration costs, acquisition costs, costs related to the recognition of the backlog intangible asset amortization recorded in purchase accounting.
“Special charges" defined as costs incurred by the Company, such as acquisition and integration related costs not included in "Sensus Acquisition Related Costs", non-cash impairment charges and other special non-operating items, such as pension adjustments.
“Tax-related special items" defined as tax items, such as tax return versus tax provision adjustments, tax exam impacts, tax law change impacts, significant reserves for cash repatriation, excess tax benefits/losses and other discrete tax adjustments.

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Orders
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E)=B+C+D	(F) = E/A	(G) = (E - C) / A
	Orders	Orders	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions/ Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Nine Months Ended September 30
Xylem Inc.	4,053	4,054	(1)	0%	13	113	125	3%	3%
Water Infrastructure	1,704	1,671	33	2%	—	64	97	6%	6%
Applied Water	1,169	1,162	7	1%	—	26	33	3%	3%
Measurement & Control Solutions	1,180	1,221	(41)	-3%	13	23	(5)	0%	-1%

Quarter Ended September 30
Xylem Inc.	1,346	1,356	(10)	-1%	4	24	18	1%	1%
Water Infrastructure	586	537	49	9%	—	13	62	12%	12%
Applied Water	376	377	(1)	0%	—	6	5	1%	1%
Measurement & Control Solutions	384	442	(58)	-13%	4	5	(49)	-11%	-12%

Quarter Ended June 30
Xylem Inc.	1,392	1,378	14	1%	7	33	54	4%	3%
Water Infrastructure	586	580	6	1%	—	16	22	4%	4%
Applied Water	399	401	(2)	0%	—	8	6	1%	1%
Measurement & Control Solutions	407	397	10	3%	7	9	26	7%	5%

Quarter Ended March 31
Xylem Inc.	1,315	1,320	(5)	0%	2	56	53	4%	4%
Water Infrastructure	532	554	(22)	-4%	—	35	13	2%	2%
Applied Water	394	384	10	3%	—	12	22	6%	6%
Measurement & Control Solutions	389	382	7	2%	2	9	18	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Reported vs. Organic & Constant Currency Revenue
($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)				Constant Currency
		(A)	(B)		(C)	(D)	(E) = B+C+D	(F) = E/A	(G) = (E - C) / A
	Revenue	Revenue	Change 2019 v. 2018	% Change 2019 v. 2018	Acquisitions / Divestitures	FX Impact	Change Adj. 2019 v. 2018	% Change Adj. 2019 v. 2018
	2019	2018

Nine Months Ended September 30
Xylem Inc.	3,878	3,821	57	1%	18	107	182	5%	4%
Water Infrastructure	1,574	1,567	7	0%	—	59	66	4%	4%
Applied Water	1,149	1,132	17	2%	—	26	43	4%	4%
Measurement & Control Solutions	1,155	1,122	33	3%	18	22	73	7%	5%

Quarter Ended September 30
Xylem Inc.	1,296	1,287	9	1%	4	24	37	3%	3%
Water Infrastructure	531	541	(10)	-2%	—	13	3	1%	1%
Applied Water	376	378	(2)	-1%	—	6	4	1%	1%
Measurement & Control Solutions	389	368	21	6%	4	5	30	8%	7%

Quarter Ended June 30
Xylem Inc.	1,345	1,317	28	2%	9	32	69	5%	5%
Water Infrastructure	561	546	15	3%	—	16	31	6%	6%
Applied Water	394	388	6	2%	—	8	14	4%	4%
Measurement & Control Solutions	390	383	7	2%	9	8	24	6%	4%

Quarter Ended March 31
Xylem Inc.	1,237	1,217	20	2%	5	51	76	6%	6%
Water Infrastructure	482	480	2	0%	—	30	32	7%	7%
Applied Water	379	366	13	4%	—	12	25	7%	7%
Measurement & Control Solutions	376	371	5	1%	5	9	19	5%	4%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Operating Income
($ Millions)

	Q1		Q2		Q3		YTD
	2019	2018	2019	2018	2019	2018	2019	2018
Total Revenue
• Total Xylem	1,237	1,217	1,345	1,317	1,296	1,287	3,878	3,821
• Water Infrastructure	482	480	561	546	531	541	1,574	1,567
• Applied Water	379	366	394	388	376	378	1,149	1,132
• Measurement & Control Solutions	376	371	390	383	389	368	1,155	1,122
Operating Income
• Total Xylem	109	113	171	171	11	176	291	460
• Water Infrastructure	51	49	98	92	97	99	246	240
• Applied Water	56	50	62	61	61	59	179	170
• Measurement & Control Solutions	16	33	26	31	(136)	31	(94)	95
• Total Segments	123	132	186	184	22	189	331	505
Operating Margin
• Total Xylem	8.8%	9.3%	12.7%	13.0%	0.8%	13.7%	7.5%	12.0%
• Water Infrastructure	10.6%	10.2%	17.5%	16.8%	18.3%	18.3%	15.6%	15.3%
• Applied Water	14.8%	13.7%	15.7%	15.7%	16.2%	15.6%	15.6%	15.0%
• Measurement & Control Solutions	4.3%	8.9%	6.7%	8.1%	(35.0)%	8.4%	(8.1)%	8.5%
• Total Segments	9.9%	10.8%	13.8%	14.0%	1.7%	14.7%	8.5%	13.2%
Special Charges
• Total Xylem	4	6	—	1	155	1	159	8
• Water Infrastructure	—	—	—	—	—	—	—	—
• Applied Water	—	—	—	—	—	—	—	—
• Measurement & Control Solutions	4	2	—	1	155	—	159	3
• Total Segments	4	2	—	1	155	—	159	3
Restructuring & Realignment Costs
• Total Xylem	20	16	21	10	30	11	71	37
• Water Infrastructure	9	5	9	5	7	5	25	15
• Applied Water	3	3	4	2	3	2	10	7
• Measurement & Control Solutions	8	8	8	3	20	4	36	15
• Total Segments	20	16	21	10	30	11	71	37
Adjusted Operating Income
• Total Xylem	133	135	192	182	196	188	521	505
• Water Infrastructure	60	54	107	97	104	104	271	255
• Applied Water	59	53	66	63	64	61	189	177
• Measurement & Control Solutions	28	43	34	35	39	35	101	113
• Total Segments	147	150	207	195	207	200	561	545
Adjusted Operating Margin
• Total Xylem	10.8%	11.1%	14.3%	13.8%	15.1%	14.6%	13.4%	13.2%
• Water Infrastructure	12.4%	11.3%	19.1%	17.8%	19.6%	19.2%	17.2%	16.3%
• Applied Water	15.6%	14.5%	16.8%	16.2%	17.0%	16.1%	16.4%	15.6%
• Measurement & Control Solutions	7.4%	11.6%	8.7%	9.1%	10.0%	9.5%	8.7%	10.1%
• Total Segments	11.9%	12.3%	15.4%	14.8%	16.0%	15.5%	14.5%	14.3%

Xylem Inc. Non-GAAP Reconciliation
Adjusted Diluted EPS
($ Millions, except per share amounts)

	Q3 2019				Q3 2018
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	1,296	—		1,296	1,287	—		1,287
Operating Income	11	185	a	196	176	12	a	188
Operating Margin	0.8%			15.1%	13.7%			14.6%
Interest Expense	(16)	—		(16)	(21)	—		(21)
Other Non-Operating Income (Expense)	(7)	11	b	4	4	—		4
Gain/(Loss) from sale of businesses	—	—		—	2	(2)		—
Income (Loss) before Taxes	(12)	196		184	161	10		171
Provision for Income Taxes	77	(112)	c	(35)	(31)	(1)	c	(32)
Net Income attributable to Xylem	65	84		149	130	9		139
Diluted Shares	181.2			181.2	181.1			181.1
Diluted EPS	$0.36	$0.46		$0.82	$0.72	$0.05		$0.77

Year-over-year currency translation impact on current year diluted EPS	$(0.02)	$(0.01)		$(0.03)
Diluted EPS at Constant Currency	$0.38	$0.47		$0.85

	Q3 YTD 2019				Q3 YTD 2018
	As Reported	Adjustments		Adjusted	As Reported	Adjustments		Adjusted
Total Revenue	3,878	—		3,878	3,821			3,821
Operating Income	291	230	a	521	460	45	a	505
Operating Margin	7.5%			13.4%	12.0%			13.2%
Interest Expense	(52)	—		(52)	(63)	—		(63)
Other Non-Operating Income (Expense)	(2)	11	b	9	9	—		9
Gain/(Loss) from sale of businesses	1	(1)		—	—	—		—
Income (Loss) before Taxes	238	240		478	406	45		451
Provision for Income Taxes	45	(137)	c	(92)	(82)	(6)	c	(88)
Net Income attributable to Xylem	283	103		386	324	39		363
Diluted Shares	181.2			181.2	181.2			181.2
Diluted EPS	$1.56	$0.57		$2.13	$1.79	$0.21		$2.00

Year-over-year currency translation impact on current year diluted EPS	$(0.07)	$(0.02)		$(0.09)
Diluted EPS at Constant Currency	$1.63	$0.59		$2.22

a
Quarter: Restructuring & realignment costs of $30 million and $11 million in 2019 and 2018, respectively; special charges of $155 million of intangible asset and goodwill impairment in 2019 and $1 million of acquisition related costs in 2018.

Year-to-date: Restructuring & realignment costs of $71 million and $37 million in 2019 and 2018, respectively; special charges of $155 million of intangible asset and goodwill impairment and $4 million of acquisition related costs in 2019 and $8 million of acquisition related costs in 2018.

b	Special charges related to incremental pension costs as a result of the planned buyout of our UK pension plan.
c
Quarter: Net tax impact on restructuring & realignment costs of $9 million and $3 million in 2019 and 2018, respectively; $2 million of tax impact on special charges in 2019 and tax-related special items of $101 million negative impact from benefit adjustments in 2019 and and $2 million positive impact from expense adjustments in 2018.

Year-to-date: Net tax impact on restructuring & realignment costs of $17 million and $10 million in 2019 and 2018, respectively; $2 million and $1 million of tax impact on special charges in 2019 and 2018, respectively and tax-related special items of $118 million negative impact from benefit adjustments in 2019 and $5 million positive impact from expense adjustments in 2018.

Xylem Inc. Non-GAAP Reconciliation
Net Cash - Operating Activities vs. Free Cash Flow
($ Millions)

	Q1		Q2		Q3		Year-to-Date
	2019	2018	2019	2018	2019	2018	2019	2018
Net Cash - Operating Activities	$83	$63	$123	$138	$245	$187	$451	$388
Capital Expenditures	(69)	(61)	(60)	(50)	(46)	(60)	(175)	(171)
Free Cash Flow	$14	$2	$63	$88	$199	$127	$276	$217
Cash paid for Sensus acquisition related costs	—	(1)	—	—	—	—	—	(1)
Free Cash Flow, excluding Sensus Acquisition Related Costs	$14	$3	$63	$88	$199	$127	$276	$218
Net Income	79	79	139	115	65	130	283	324
Gain/(Loss) from sale of businesses	1	—	—	(2)	—	2	1	—
Special Charges - non-cash impairment	(3)	—	—	—	(155)	—	(158)	—
Significant deferred tax benefit/(charge)	—	—	—	—	97	—	97	—
Net Income, excluding gain on sale of businesses, non-cash impairment charges and significant deferred tax items	$81	$79	$139	$117	$123	$128	$343	$324
Free Cash Flow Conversion	17%	4%	45%	75%	162%	99%	80%	67%